SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2003

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

IDACORP, Inc. completed its renewal of a 364-day credit facility for $175 million and also the renewal of subsidiary Idaho Power's $200 million 364-day credit facility, both on March 19, 2003.  IDACORP also has an existing $140 million credit facility that does not expire until March 25, 2005.  Under these facilities IDACORP and Idaho Power pay a facility fee on the commitment, quarterly in arrears, based on its corporate credit rating.

The reduction in the IDACORP 364-day credit facility is due to lower liquidity requirements as a result of the company's 2002 decision to exit the power and natural gas trading and marketing business.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations and financial conditions, are "forward-looking statements" within the meaning of the federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include:  capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; changes in governmental policies; and regulatory actions, including those of the FERC, the Idaho Public Utilities Commission, and the Oregon Public Utilities Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  Any such forward-looking statements should be considered in light of such factors and others noted in the Companies' Form 10-K for the year 2002, and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2003

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer